THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

                         OPTION TO PURCHASE COMMON STOCK
                                       OF
                             RCM TECHNOLOGIES, INC.
                          Void after November 21, 2006

     This certifies that, for value received, Leon Kopyt ("Holder"), is entitled, subject to the terms set forth below, to purchase from RCM TECHNOLOGIES, INC. (the "Company"), a Nevada corporation, 500,000 shares of the Common Stock of the Company (the "Shares"), commencing on the date hereof (the "Option Issue Date"), upon presentation of the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States, or as otherwise provided for herein, at the Exercise Price and subject to the other conditions set forth in Section 2 below. The number, character and Exercise Price of the Shares are subject to adjustment as provided been granted pursuant to the terms of the RCM Technologies, Inc. 1996 Executive Stock Plan (the "Plan"), and the terms of the Options granted hereunder are subject to the terms of the Plan unless otherwise granted hereunder.

     1. Term of Option. Subject to compliance with the vesting provisions identified at Paragraph 2.3 hereafter, this Option shall be exercisable, in whole or in part, during the term commencing on the Option Issue Date and ending at 5:00 p.m. Eastern Standard Time, on November 21, 2006 (the 'Option Termination Date), and shall be void thereafter.

     2. Exercise Price, Number of Shares and Vesting Provisions.
     2.1 Exercise Price. The Exercise Price at which this Option may be exercised shall be $7.125 per share of Common Stock, as adjusted pursuant to
Section 11 hereof.
     2.2 Number of Shares. The number of shares of the Company's Common Stock, $.01 par value per share ('Common Stock') which may be purchased pursuant to this Option shall be 500,000 shares, as adjusted pursuant to Section 11 hereof.
     2.3 Vesting. The Options granted hereunder shall vest in accordance with the following schedule:
     (i) 125,000 Options shall vest on the Option Issue Date; (ii) 125,000 additional Options shall vest on February 28, 1997, provided
Holder remains continuously employed by the Company from the Option Issue Date through February 28, 1997;

     (iii) 125,000 additional Options shall vest on February 28, 1998, provided Holder remains continuously employed by the Company from the Option Issue Date through February 28, 1998; and

     (iv) 125,000 additional Options shall vest on February 28, 1999, provided Holder remains continuously employed by the Company from the Option Issue Date through February 28, 1999.

                  2.4      Partial Vesting

                      Notwithstanding the provisions of Paragraph 2.3 hereof:

     (i) the Options identified at subparagraph 2.3(iii) shall vest on the earlier of (x) February 28, 1998, or (y) once the "market capitalization" of the Company has been equal to or greater than $60 million for a period of thirty
(30) consecutive trading days; and
     (ii) the Options identified at paragraph 2.3(iv) shall vest on the earlier of (x) February 28, 1999; or (y) once the "market capitalization" of the Company has been equal to or greater than $75 million for a period of thirty (30) consecutive trading days.
     For purposes of this Paragraph 2.4, the term "trading day" shall mean any day on which the New York Stock Exchange is open for trading, and the term "market capitalization" shall be defined as the product of the "market value" (as such term is defined in the immediately following two sentences) of the Company's Common Stock and the number of shares of Common Stock outstanding as determined on each of the trading days. If the Company's Common Stock is traded in the over-the-counter market and not on any national securities exchange nor in the NASDAQ Reporting System, the market value shall be the average of the mean between the last bid and ask prices per share, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, or if not so reported, the average of the closing bid and asked prices for a share as furnished to the Company by any member of the National Association of Securities Dealers, Inc., selected by the Company for that purpose. If the Company's Common Stock is traded on a national securities exchange or in the NASDAQ Reporting System, the market value for each of the trading days shall be the closing sale prices at which a share of the Company's Common Stock traded for each of the trading days.

     2.5 Immediate Vesting. Notwithstanding the provisions of Paragraphs 2.3 and
2.4 hereof, all of the Options shall immediately vest and become immediately exercisable by Holder:
     (i) If a "Change in Control" of the Company occurs;
     (ii) If during the term hereof, Holder is terminated from the employ of the Company for any reason whatsoever other than for "good and sufficient cause"; or

     (iii) If during the term hereof, Holder is terminated from the employ of the Company by reason of his death or disability within the meaning of Section 22(e) of the Internal Revenue Code of 1986, as amended (the "Code").

     The term "Change in Control" (hereafter a "Change in Control") shall have the meaning ascribed thereto in the Amended and Restated Termination Benefits Agreement between the Company and the Holder dated November 30, 1996, the '(hereafter 'good and sufficient cause')shall have the meaning ascribed thereto in the Amended and Restated Employment Agreement between the Company and the Holder dated November 30, 1996 (the 'Employment Agreement').

                  2.6.     Termination of the Option.

     (i) Death or Disability. If the Holder ceases to be an employee of the Company by reason of the death or disability of the Holder within the meaning of
Section 22(e) of the Code, the Option, to the extent vested and unexercised by the Holder may be exercised by the Holder (or the Holder's legal representative) at any time prior to the earlier of: (a) five (5) years from the date on which the Holder's employment by the Company is terminated; or (ii) the Option Termination Date.

     (ii) Voluntary Resignation. If the Holder ceases to be an employee of the Company by reason of his voluntary resignation, the Option, to the extent unexercised and exercisable by the Holder on the date of such resignation, may be exercised by the Holder (or the Holder's legal representative) at any time prior to the expiration of one hundred and eighty (180) days from the date on which the Holder ceased to be employed by the Company, but in any event no later than the Option Termination Date.

     (iii) Termination for Cause. If the Holder's employment is terminated for Good and Sufficient Cause, the Option, to the extent unexercised and exercisable by the Holder on the date of such termination, may be exercised prior to the expiration of ninety (90) days from the date in which the Holder's employment by the Company is terminated and thereafter shall be canceled.

     (iv) Termination by virtue of a Change in Control or for other than Good and Sufficient Cause. The Option Termination Date and other conditions associated with the exercise of this Option shall not be effected upon a termination of Holder's employment by the Company if such termination was (a) subsequent to a Change in Control; or (b) for other than Good and Sufficient Cause.

         3.       Exercise of Option.

     3.1 Payment of Exercise Price. The Exercise Price shall either be payable in cash or by bank or certified check; or by cashless exercise through the delivery by the Holder to the Company of shares of the Company's Common Stock for which Holder is the record and beneficial owner, or a withholding by the Company of shares of Common Stock that Holder is otherwise entitled to receive upon exercise of the Option or by any combination thereof. If shares of common stock of the Company are tendered or withheld as payment of the Exercise Price, the value of such shares shall be their 'market value' as of the trading date immediately preceding the date of exercise. The 'market value' shall be:
     (a) If the Company's common stock is traded in the over-the-counter market and not on any national securities exchange nor in the NASDAQ Reporting System, the market value shall be the average of the mean between the last bid and ask prices per share, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, or if not so reported, the average of the closing bid and asked prices for a share as furnished to the Company by any member of the National Association of Securities Dealers, Inc., selected by the Company for that purpose.

     (b) If the Company's common stock is traded on a national securities exchange or in the NASDAQ Reporting System, the market value shall be either (i) the simple average of the high and low prices at which a share of the Company's common stock traded, as quoted on the NASDAQ-NMS or its other principal exchange, or (ii) the price of the last sale of a share of common stock as similarly quoted, whichever is higher, and rounding out such figure to the next higher multiple of 12.5 cents (unless the figure is already a multiple of 12.5 cents).
     If such tender would result in an issuance of a whole number of shares and a fractional share of Common Stock, the value of such fractional share shall be paid to the Company in cash or by check by the Holder.
                  3.2      Exercise of Option.

     (a) The purchase rights represented by this Option are exercisable by the Holder in whole or in part, at any time, or from time to time, by the surrender of this Option and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company).

     (b) This Option shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Option is exercised in part, the Company at its expense will execute and deliver a new Option of like tenor exercisable for the number of shares for which this Option may then be exercised.

     4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Option. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.
     5. Replacement of Option. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Option and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Option, the Company at its expense shall execute and deliver, in lieu of this Option, a new Option of like tenor and amount.
     6. Rights of Stockholder. Except as otherwise contemplated herein, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Option shall have been exercised as provided herein.
         7.       Transfer of Option.

     7.1. Non-Transferability. Prior to vesting in accordance with paragraph 2 herein, the Option shall not be assigned, transferred, pledged or hypothecated in any way, nor subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution. To the extent the Options have vested, transfers thereof which comply with the remaining provisions of this paragraph 7 may be undertaken upon the prior written consent of the Company, which consent shall not be unreasonably withheld. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of an execution, attachment, or similar process upon the Option, shall be null and void and without effect.

     7.2. Exchange of Option Upon a Transfer. On surrender of this Option for exchange, properly endorsed, the Company at its expense shall issue to or on the order of the Holder a new Option or Options of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, of the number of shares issuable upon exercise hereof.

   7.3.     Compliance with Securities Laws; Restrictions on Transfers.

     (a) The Holder of this Option, by acceptance hereof, acknowledges that this Option and the Shares to be issued upon exercise hereof are being acquired solely for the

     Holder's own account and not as a nominee for any other party, and for investment (unless such shares are subject to resale pursuant to an effective prospectus), and that the Holder will not offer, sell or otherwise dispose of this Option or any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon exercise of this Option, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment (unless such shares are subject to resale pursuant to an effective prospectus), and not with a view toward distribution or resale.

     (b) Neither this Option nor any share of Common Stock issued upon exercise of this Option may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the Securities Act of 1933, as amended (the '1933 Act'), unless (i) such security has been registered for sale under the 1933 Act and registered or qualified under applicable state securities laws relating to the offer an sale of securities, or (ii) exemptions from the registration requirements of the 1933 Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel satisfactory to the Company that the proposed sale or other disposition of such securities may be effected without registration under the 1933 Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to the Company. (c) All Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws).

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."
     (d) Holder recognizes that investing in the Option and the Common Stock involves a high degree of risk, and Holder is in a financial position to hold the Option and the Common Stock indefinitely and is able to bear the economic risk and withstand a complete loss of its investment in the Option and the Common Stock. The Holder is a sophisticated investor and is capable of evaluating the merits and risks of investing in the Company. The Holder has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, has been given full and complete access to information concerning the Company, and has utilized such access to its satisfaction for the purpose of obtaining information or verifying information and has had the opportunity to inspect the Company's operation. Holder has had the opportunity to ask questions of, and receive answers from the management of the Company

     (and any person acting on its behalf) concerning the Option and the Common Stock and the agreements and transactions contemplated hereby, and to obtain any additional information as Holder may have requested in making its investment decision.
     (e) Holder acknowledges and represents: (i) that he has been afforded the opportunity to review and is familiar with the quarterly, annual and periodic reports of the Company and has based his decision to invest solely on the information contained therein and has not been furnished with any other literature, prospectus or other information except as included in such reports;
(ii) he is at least 21 years of age; (iii) he has adequate means of providing for his current needs and personal contingencies; (iv) he has no need for liquidity for his investment in the Option or Common Stock; (v) he maintains his domicile and is not a transient or temporary resident at the address on the books and records of the Company; (vi) all of his investments and commitments to non-liquid assets and similar investments are, after his acquisition of the Option and Common Stock, will be reasonable in relation to his net worth and current needs; (vii) he understands that no federal or state agency has approved or disapproved the Option or Common Stock or made any finding or determination as to the fairness of the Option and Common Stock for investment; and (viii) he recognizes that the Common Stock is presently eligible for trading on The NASDAQ Stock Market, however, that the Company has made no representations, warranties, or assurances as to the future trading value of the Common Stock, whether a public market will continue to exist for the resale of the Common Stock, or whether the Common Stock can be sold at a price reflective of past trading history at any time in the future.

         8.       Reservation and Issuance of Stock.

     (a) The Company covenants that during the term that this Option is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the shares upon the exercise of this Option, and from time to time will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon the exercise of the Option.

     (b) The Company further covenants that all shares of Common Stock issuable upon the due exercise of this Option will be free and clear from all taxes or liens, charges and security interests created by the Company with respect to the issuance thereof, however, the Company shall not be obligated or liable for the payment of any taxes, liens or charges of Holder, or any other party contemplated by paragraph 7, incurred in connection with the issuance of this Option or the Common Stock upon the due exercise of this Option. The Company agrees that its issuance of this Option shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares of Common Stock upon the exercise of this Option. The Common Stock issuable upon the due exercise of this Option, will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable.

 9. Notices.

     (a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Option.

     (b) All notices, advices and communications under this Option shall be deemed to have been given, (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing, addressed as follows:

                           If to the Company:

                           RCM Technologies, Inc.
                           2500 McClellan Avenue
                           Suite 3500
                           Pennsauken, NJ  08109

                           Attention:  Chairman of the Compensation Committee

                           With a Copy to:

                           Stephen M. Cohen, Esquire
                           Buchanan Ingersoll Professional Corporation
                           1200 Two Logan Square
                           18th and Arch Streets
                           Philadelphia, PA  19103-2771

                           and to the Holder:

                           at the address of the Holder appearing on the books of the Company or the Company's transfer agent, if any.

     Either of the Company or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Paragraph 9.

         10.      Amendments.

     (a) Any term of this Option may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 10 shall be binding upon the Holder, each future holder and the Company.

     (b) No waivers of, or exceptions to, any term, condition or provision of this Option, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     11. Adjustments. The number of Shares of Common Stock purchasable hereunder and the Exercise Price is subject to adjustment from time to time upon the occurrence of those events, and in the manner established in subsection 6.9 of
Article VI and in Article X of the Plan.
         12.      Status of the Option.

     12.1 Subject to the Plan. The Option is issued under the Plan and is to be subject to the terms of the Plan unless otherwise provided for herein.

     12.2 Treatment Under Relevant Tax and Securities Laws. This Option is intended to be a nonqualified stock option and shall not be treated as an incentive stock option as described in Section 422 of the Code. It is intended, however, that this Option shall be exempt from the provisions of Section 16(a) of the Securities Exchange Act of 1934, as amended.
     13. Severability. Whenever possible, each provision of this Option shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Option in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Option shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     14. Governing Law. The corporate law of the State of Nevada shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, interpretation and enforceability of this Option and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Nevada.

     15. Jurisdiction. The Holder and the Company agree to submit to personal jurisdiction and to waive any objection as to venue in the federal or state courts in the City of Philadelphia, Pennsylvania. Service of process on the Company or the Holder in any action arising out of or relating to this Option shall be effective if mailed to such party at the address listed in Section 9 hereof.

     16. Arbitration. If a dispute arises as to interpretation of this Option, it shall be decided finally by three arbitrators in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by the Company, one by the Holder and the third by the said two arbitrators, or, if they cannot agree, then the third arbitrator shall be appointed by the American Arbitration Association. The third arbitrator shall be chairman of the panel and shall be impartial. The arbitration shall take place in the City of Philadelphia, Pennsylvania. The decision of a majority of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. Each party shall pay the fees and expenses of the arbitrator appointed by it, its counsel and its witnesses. The parties shall share equally the fees and expenses of the impartial arbitrator.
     17. Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by the Company of this Agreement: (i) are within the Company's corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of the Company's certificate of incorporation or by-laws; (iv) will not violate in any material respect, any law or regulation, including any and all Federal and state securities laws, or any order or decree of any court or governmental instrumentality; and (v) will not, in any material respect, conflict with or result in the breach or termination of, or constitute a default under any agreement or other material instrument to which the Company is a party or by which the Company is bound.
     18. Successors and Assigns. This Option shall inure to the benefit of and be binding on the respective successors, assigns and legal representatives of the Holder and the Company.
     IN WITNESS WHEREOF, the Company has caused this Option to be executed by its officers thereunto duly authorized.
Dated:  November 30, 1996

                                      HOLDER

                                      --------------------------------
                                      Leon Kopyt


                                      RCM TECHNOLOGIES, INC.


                                      BY:______________________________
                                      Executive Officer


                                      Acknowledged and Ratified


                                      BY:______________________________
                                        Chairman of the
                                        Compensation Committee

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                                                NOTICE OF EXERCISE



TO:  [_____________________________]


     (1) The undersigned hereby elects to purchase _______ shares of Common Stock of [___________________________] pursuant to the terms of the attached Option, and tenders herewith payment of the purchase price for such shares in full.
     (2) In exercising this Option, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment (unless such shares are subject to resale pursuant to an effective prospectus), and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                                     -----------------------------------
                                     (Name)


                                     -----------------------------------
                                     (Name)


--------------------------            -----------------------------------
(Date)                                (Signature)

















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